EXHIBIT 99.2
NOTICE OF GUARANTEED DELIVERY
Reynolds American Inc.
Offer to Exchange Up to the Aggregate Principal Amounts of the Series of Old Notes
Issued by Reynolds American Inc. Shown Below
For Newly Issued Series of Notes of Reynolds American Inc. Which Have Been
Registered Under the Securities Act of 1933

Aggregate		Old Notes
Principal Amount	Series of Old Notes	CUSIP Nos.	Series of New Notes	Maturity Date

$625,000,000	7.250% Senior Secured Notes due 2013	761713 AA 4 U8001F AA 3	7.250% Senior Secured Notes due 2013	June 1, 2013
$775,000,000	7.625% Senior Secured Notes due 2016	761713 AB 2 U8001F AB 1	7.625% Senior Secured Notes due 2016	June 1, 2016
$250,000,000	7.750% Senior Secured Notes due 2018	761713 AC 0 U8001F AC 9	7.750% Senior Secured Notes due 2018	June 1, 2018
$236,449,000	6.500% Senior Secured Notes due 2007	761713 AG 1 U8001F AD 7	6.500% Senior Secured Notes due 2007	June 1, 2007
$185,731,000	7.875% Senior Secured Notes due 2009	761713 AJ 5 U8001F AE 5	7.875% Senior Secured Notes due 2009	May 15, 2009
$299,265,000	6.500% Senior Secured Notes due 2010	761713 AL 0 U8001F AF 2	6.500% Senior Secured Notes due 2010	July 15, 2010
$367,927,000	7.250% Senior Secured Notes due 2012	761713 AN 6 U8001F AG 0	7.250% Senior Secured Notes due 2012	June 1, 2012
$199,445,000	7.300% Senior Secured Notes due 2015	761713 AQ 9 U8001F AH 8	7.300% Senior Secured Notes due 2015	July 15, 2015
Pursuant to the Prospectus dated                           , 2006
     This Notice of Guaranteed Delivery or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates representing any series of old notes of Reynolds American Inc. (the “Old Notes”) listed in the table above are not immediately available, (ii) the Old Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) on or prior to the Expiration Date (as defined below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery or one substantially equivalent to this form may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent, and must be received by the Exchange Agent on or prior to the Expiration Date. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus.
The Exchange Offer will expire at 5:00 p.m., New York City time, on                  , 2006, or such later date and time to which the Exchange Offer may be extended (the “Expiration Date”). Withdrawal rights for acceptances of the Exchange Offer will expire at that time, unless the Expiration Date is extended.
The Exchange Agent for the Exchange Offer is:
The Bank of New York Trust Company, N.A.

By Mail, Overnight Courier or Hand Delivery:	By Facsimile:
The Bank of New York Trust Company, N.A. 101 Barclay Street Floor 7E Reorganization Unit Attn: New York, New York 10286	The Bank of New York Trust Company, N.A. (212) 298-1915 Reorganization Unit Attn: Confirm by Telephone: (212) 815- For Information Telephone: (212) 815-
     Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a fax number, other than as listed above, will not constitute a valid delivery.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:
      The undersigned hereby tenders to Reynolds American Inc., R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, Conwood Holdings, Inc., Santa Fe Natural Tobacco Company, Inc., Lane, Limited, RJR Acquisition Corp., FHS, Inc., R. J. Reynolds Tobacco Co., GMB, Inc. Conwood Company, LLC, Conwood Sales Co., LLC, Scott Tobacco LLC, RJR Packaging, LLC, R.J. Reynolds Global Products, Inc. and Rosswil LLC (the “Issuers”) upon the terms and subject to the conditions set forth in the Prospectus dated                 , 2006 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together with the Prospectus constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

DESCRIPTION OF OLD NOTES TENDERED

	Certificate	Aggregate
Name(s) and Address(es) of	Number(s)	Principal Amount	Principal Amount
Registered Holder(s)	(if available)	Represented	Tendered*

Total:

* Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. Tenders of Old Notes will be accepted only in minimum denominations of $2,000 and in integral multiples of $1,000.

☐ Check here if tendered Old Notes will be delivered by book-entry transfer and complete the following:
The Depository Trust Company Account Number:

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity, bankruptcy or dissolution of the undersigned and every obligation of the undersigned hereunder shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

PLEASE COMPLETE AND SIGN BELOW

Signature(s):

Must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title and submit proper evidence satisfactory to the Issuers of the signatory’s authority to so act.
Dated:

Name(s):

(Please Print)
Capacity:

Address:

Telephone Number with Area Code:

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent at its address set forth herein the Old Notes tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer), together with one or more properly completed and duly executed Letter(s) of Transmittal or facsimiles thereof (or a properly transmitted Agent’s Message in the case of a tender through DTC’s Automated Tender Offer Program (“ATOP”)), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.
     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal or facsimile thereof (or a properly transmitted Agent’s Message in the case of tender through ATOP) and the Old Notes tendered hereby to the Exchange Agent (or a properly transmitted confirmation of book-entry transfer in the case of a book-entry transfer of such Old Notes to the Exchange Agent’s account at DTC) within the time period set forth above and failure to do so could result in a financial loss to the undersigned.

Name of Institution	Authorized Signature

Address Line 1	Title

Address Line 2

Area Code and Telephone Number	Date
Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.

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